UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 3, 2022

Date of Report (Date of earliest event reported)

Bicycle Therapeutics plc

(Exact name of registrant as specified in its charter)

England and Wales	001-38916	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

B900, Babraham Research Campus Cambridge CB22 3AT United Kingdom	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +44 1223 261503

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value £0.01 per share	n/a	The Nasdaq Stock Market LLC*
American Depositary Shares, each representing one ordinary share, nominal value £0.01 per share	BCYC	The Nasdaq Stock Market LLC

* Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2022, Bicycle Therapeutics plc (the “Company”) announced the appointment of Alistair Milnes, age 48, as the Company’s Chief Operating Officer, effective as of January 3, 2022 (the “Effective Date”). Mr. Milnes assumes the role of Chief Operating Officer following the transition of Michael Skynner, Ph.D. to the newly-created role of Chief Technology Officer of the Company as of the Effective Date.

Mr. Milnes joined the Company in January 2021 as Vice President, Human Resources and Communications. Prior to joining the Company, Mr. Milnes provided independent human resources consulting services, including to the Company, from October 2020 to December 2020. He also previously served as Strategic Advisor, Transformation, People and Communications at Rio Tinto from January 2020 to December 2020, and in roles of increasing responsibility at Gazprom Marketing & Trading Ltd. from 2010 to October 2019, including serving as Director of Global Human Resources from December 2013 to November 2017, following which he became Director of Global Human Resources and Communications. Mr. Milnes received his B.A. from Edinburgh Napier University.

Mr. Milnes’ service as Chief Operating Officer of the Company is governed by a service agreement, effective as of the Effective Date, between BicycleTx Ltd. (“BicycleTx”) and Mr. Milnes (the “Service Agreement”). Pursuant to the terms of the Service Agreement, Mr. Milnes will receive an annual base salary of £365,000 and is eligible to earn an annual cash incentive award based on performance with a target value equal to 50% of his annual base salary. Mr. Milnes remains eligible to participate in BicycleTx’s employee benefit plans generally available to BicycleTx executive employees, subject to the terms of those plans.

In connection with his appointment and pursuant to the Service Agreement, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) approved a grant to Mr. Milnes on the Effective Date of an option (the “Option”) to purchase 70,000 of the Company’s ordinary shares, nominal value £0.01 per share (the “Ordinary Shares”), pursuant to the Company’s 2020 Equity Incentive Plan. Twenty-five percent of the Ordinary Shares underlying the Option will vest on the first anniversary of the Effective Date, and the remainder of the Ordinary Shares underlying the Option will vest in 36 equal installments monthly thereafter, subject to Mr. Milnes’ continued employment through each such vesting date. Mr. Milnes also received an annual equity incentive award grant commensurate with those received by the Company’s other executive officers on the Effective Date, pursuant to the Company’s standard equity compensation arrangements approved by the Compensation Committee.

Mr. Milnes’ employment has no specified term but can be terminated by either party in writing giving the other no less than six months’ notice. Mr. Milnes’ employment may be terminated, immediately and without notice, pursuant to the conditions specified in the Service Agreement, in which event Mr. Milnes would then be entitled to certain accrued obligations and may, depending on the circumstances, be entitled to receive payment in lieu of salary and benefits for all or any part of the notice period to which he would otherwise have been entitled. If Mr. Milnes’ employment is terminated as a result of his death, by BicycleTx without Cause (as defined in the Service Agreement) or by Mr. Milnes for Good Reason (as defined in the Service Agreement), BicycleTx will owe Mr. Milnes severance pay, the amount of which will depend on whether such termination occurs within the 12-month period following a Change of Control (as defined in the Service Agreement) of the Company. If such termination occurs within such 12-month period, Mr. Milnes would be entitled to receive a payment equal to 12 months of his then-annual salary, his target annual performance bonus for the year of termination, and benefits continuation (or cash in lieu thereof) for 12 months following his termination. Any equity awards held by Mr. Milnes subject to time-based vesting would also become fully vested. If such termination occurs other than within the 12-month period following a Change of Control (as defined in the Service Agreement) of the Company, Mr. Milnes would be entitled to receive a payment equal to nine months of his then annual salary, and benefits continuation (or cash in lieu thereof) for nine months following termination. The Service Agreement also binds Mr. Milnes to customary confidentiality, intellectual property and post-termination covenants.

 In connection with his appointment as Chief Operating Officer, Mr. Milnes will also execute the Company’s standard form of deed of indemnity, the form of which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on November 12, 2019.

Mr. Milnes was not selected as an officer of the Company pursuant to any understanding or arrangement between him and any other person, he has no family relationships with any of the Company’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Service Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Service Agreement, which will be filed as an exhibit to a subsequent filing with the SEC.

Item 7.01	Regulation FD Disclosure.

On January 5, 2022, the Company posted an updated corporate presentation on the Company’s website. To access the presentation, investors should visit the “Investor Events and Presentations” section of the Company’s website at investors.bicycletherapeutics.com.

The information furnished under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section. The information shall not be deemed incorporated by reference into any other filing with the SEC made by the Company, regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

On January 5, 2022, the Company issued a press release announcing continued clinical progress in its ongoing Phase I/II clinical trials of BT8009, BT5528, and BT7480, as well as the management transitions described in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits

(a)       Exhibits

99.1	Press Release issued January 5, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2022	BICYCLE THERAPEUTICS PLC

	By:	/s/ Lee Kalowski
Name: Lee Kalowski
Title: Chief Financial Officer